Exhibit 99.01

Glu Reports Second Quarter 2016 Financial Results

  Q2 revenue of $48.4 million and Q2 Bookings of $50.9 million
  Tap Sports Baseball 2016 is poised to be the top grossing baseball game on U.S. App Store for iPhone for the third consecutive year

SAN FRANCISCO--(BUSINESS WIRE)--August 2, 2016--Glu Mobile Inc. (NASDAQ:GLUU), a leading global developer and publisher of free-to-play games for smartphone and tablet devices, today announced financial results for its second quarter ended June 30, 2016.

“Our ability to exceed expectations in the quarter was driven by the strong Tap Sports Baseball 2016 launch as well as the ongoing success of Cooking Dash 2016, Kim Kardashian: Hollywood and Racing Rivals,” stated Niccolo de Masi, Chairman and Chief Executive Officer of Glu.

De Masi continues, “We believe there is significant latent revenue potential in our genre-leading live games. By learning from Tencent and deepening monetization of our biggest spenders and most engaged players, we anticipate it being possible to not only arrest catalogue declines, but reverse them. Our goal is to achieve profitability from our catalogue Bookings alone by the end of 2017.

“Over the past 6.5 years Glu has shipped over 85 games. Having built a diversified portfolio of genre-leaders, we now intend to double down on turning them into evergreen revenue generators. Henceforth we shall prioritize adding new modes, systems and community-enhancing features to our existing games to evolve them into evergreen games. We believe this new focus will allow us to grow Bookings significantly in the first half of 2017 and beyond.

De Masi concluded, “We look forward to launching Nicki Minaj: The Empire before year end and releasing 4-6 new innovative evergreen games in 2017."

Second Quarter 2016 Financial Highlights:

  Revenue: Total revenue was $48.4 million in the second quarter of 2016 compared to $56.2 million in the second quarter of 2015.
  Bookings: Total Bookings were $50.9 million in the second quarter of 2016, compared to $57.5 million in the second quarter of 2015. Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue and litigation settlement proceeds. Glu’s presentation of Bookings is consistent with Glu’s previous disclosure of non-GAAP revenue.
  Gross Margin: Gross margin was 57% in the second quarter of 2016 compared to 58% in the second quarter of 2015. Adjusted gross margin was 63% in the second quarter of 2016, consistent with the second quarter of 2015. Adjusted gross margin, which is consistent with Glu’s previous disclosure of non-GAAP gross margin, excludes changes in deferred revenue and litigation settlement proceeds, change in deferred cost of revenue, amortization of intangible assets and non-cash warrant expense.
  Operating Loss: Operating loss was $(13.5) million in the second quarter of 2016 compared to a loss of $(6.1) million in the second quarter of 2015.
  Adjusted Operating Income/(Loss): Adjusted operating loss was $(3.9) million in the second quarter of 2016 compared to income of $1.0 million during the second quarter of 2015. Adjusted operating income/(loss), which is consistent with Glu’s prior disclosure of non-GAAP operating income/(loss), excludes changes in deferred revenue and deferred cost of revenue, amortization of intangible assets, non-cash warrant expense, stock-based compensation expense, restructuring charges, transitional costs and litigation costs and settlement proceeds.
  Net Loss and EPS: Net loss was $(17.9) million for the second quarter of 2016 compared to a net loss of $(5.5) million for the second quarter of 2015. EPS loss was $(0.14) for the second quarter of 2016, based on 131.2 million weighted-average basic and diluted shares outstanding, compared to an EPS loss of $(0.05) for the second quarter of 2015, based on 116.2 million weighted-average basic and diluted shares outstanding.
  Adjusted Net Income/(Loss) and EPS: Adjusted net loss was $(3.9) million for the second quarter of 2016 compared to net income of $1.8 million for the second quarter of 2015. Adjusted EPS loss, which is consistent with Glu’s prior disclosure of non-GAAP net income/(loss), was $(0.03) for the second quarter of 2016 based on 131.2 million weighted-average basic and diluted shares outstanding, compared to Adjusted diluted EPS of $0.01 for the second quarter of 2015 based on 122.5 million weighted-average diluted shares outstanding.
  Adjusted EBITDA: Adjusted EBITDA was a $(3.2) million loss for the second quarter of 2016 compared to a $1.7 million profit during the second quarter of 2015. Adjusted EBITDA is defined as Adjusted operating income/(loss) excluding depreciation.
  Cash and Cash Flows: As of June 30, 2016, Glu had cash and cash equivalents of $158.0 million and no debt. Cash flows provided by operations were $2.0 million for the second quarter of 2016 compared to $(1.2) million used for the second quarter of 2015.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Developments and Strategic Initiatives:

  In July, we announced the availability of Rival Fire, the westernized version of Tencent’s popular shooter game, We Fire.
  In June, we announced the availability of Gordon Ramsay Dash.
  In May, we announced the availability of Britney Spears: American Dream.

“The outperformance of Tap Sports Baseball 2016 resulted in a better-than-expected second quarter,” stated Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer. “We believe that our focus on elongating the tail of our evergreen titles will help us achieve our goal of having our fixed operating costs being covered by our catalog Bookings by the end of 2017.”

Business Outlook as of August 2, 2016:

The following forward-looking statements reflect expectations as of August 2, 2016. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s products; consumer demand for smartphones, tablets and next-generation platforms; our ability to improve the monetization of our titles to create evergreen games and continue to successfully launch and update new games; development delays on Glu's products; continued uncertainty in the global economic environment; competition in the industry; storefront featuring; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

Third Quarter Expectations – Quarter Ending September 30, 2016:

  Bookings are expected to be between $50.0 million and $52.0 million.
  Adjusted gross margin is expected to be approximately 62.1%.
  Adjusted operating expenses are expected to be between $35.7 million and $36.4 million.
  Adjusted EBITDA, defined as Adjusted operating income/(loss) excluding depreciation of approximately $0.6 million, is expected to range from a loss of $(3.5) million to $(4.0) million.
  Income tax is expected to be an expense of approximately $0.2 million.
  Adjusted net loss is expected to be between $(4.3) million and $(4.8) million, or between $(0.03) and $(0.04) per weighted-average basic and diluted share outstanding, which excludes approximately $2.8 million of anticipated stock-based compensation expense, $2.7 million for amortization of intangibles and any potential impairments of prepaid royalties and guarantees or any change in fair value of strategic investments.
  Weighted-average common shares outstanding are expected to be approximately 132.9 million basic and diluted.

2016 Expectations – Full Year Ending December 31, 2016:

  Bookings are expected to be between $195.0 million and $202.0 million.
  Adjusted gross margin is expected to be approximately 61.9%.
  Adjusted EBITDA is expected to range from a loss of $(16.5) million to $(19.0) million.
  Adjusted net loss is expected to be between a loss of $(19.3) million and $(21.8) million, or between $(0.15) and $(0.17) per weighted-average basic and diluted share outstanding, which excludes approximately $12.7 million of anticipated stock-based compensation expense, approximately $2.2 million of restructuring charges, $10.1 million for amortization of intangibles and any potential impairments of prepaid royalties and guarantees or any change in fair value of strategic investments.
  Weighted-average common shares outstanding are expected to be approximately 131.8 million basic and diluted.
  We expect to have cash and short-term investments at December 31, 2016 of at least $125.0 million with no debt.

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue. The amount of Glu’s deferred revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue by game and unpredictability of revenue from new game releases. Future changes in deferred revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (866) 582-8907, or if outside the U.S., (760) 298-5046, with conference ID # 45017918 to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 4:30 p.m. Pacific Time, August 2, 2016, and 8:59 p.m. Pacific Time, August 9, 2016, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 45017918.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile), the company twitter account (https://twitter.com/glumobile) and Mr. de Masi’s twitter account (https://twitter.com/niccolodemasi). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed and Mr. de Masi’s twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated Bookings, Adjusted cost of revenue, Adjusted operating expenses, Adjusted gross profit, Adjusted gross margin, Adjusted operating income/(loss), Adjusted net income/(loss) and Adjusted basic and diluted net income/(loss) per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred revenue and deferred cost of revenue;
  Amortization of intangible assets;
  Non-cash warrant expense;
  Stock-based compensation expense;
  Restructuring charges;
  Litigation settlement proceeds and costs;
  Transitional costs;
  Change in fair value of strategic investments; and
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue and litigation settlement proceeds.

In addition, Glu has included in this release “Adjusted EBITDA” figures which are used to evaluate Glu’s operating performance. Adjusted EBITDA is defined as Adjusted operating income/(loss) excluding depreciation. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Bookings.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Business Outlook as of August 2, 2016” (“Third Quarter Expectations – Quarter Ending September 30, 2016” and “2016 Expectations – Full Year Ending December 31, 2016”), and the statements regarding that Tap Sports Baseball 2016 is poised to be the top grossing baseball game on U.S. App Store for iPhone for the third year in a row; our belief that there is significant latent revenue potential in our genre-leading live games; our belief that by learning from Tencent and deepening monetization of our biggest spenders and most engaged players, we anticipate it being possible to not only arrest catalogue declines, but reverse them; our goal of achieving profitability from our catalogue Bookings alone by the end of 2017; our intent to double-down on our genre-leading games to turn them into evergreen revenue generators; our new focus on adding new modes, systems and community-enhancing features to our existing games to evolve them into evergreen games, which we believe will allow us to grow Bookings significantly in the first half of 2017 and beyond; that we look forward to launching Nicki Minaj: The Empire before year end and releasing 4-6 new innovative evergreen games in 2017; and our belief that our focus on elongating the tail of our evergreen titles will help us achieve our goal of having our fixed operating costs being covered by our catalog Bookings by the end of 2017. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook as of August 2, 2016"; the risk that Glu does not realize the anticipated strategic benefits from our celebrity partnerships; the risk that the number of social followers of our celebrity partners does not correlate to strong performance for our celebrity titles; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on May 6, 2016 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of free-to-play games for smartphone and tablet devices. Glu is focused on creating compelling original IP games such as CONTRACT KILLER, COOKING DASH, DEER HUNTER, DINER DASH, DINO HUNTER: DEADLY SHORES, ETERNITY WARRIORS, FRONTLINE COMMANDO, RACING RIVALS, TAP SPORTS BASEBALL, and TAP SPORTS FOOTBALL, and branded IP games including GORDON RAMSAY DASH, KENDALL & KYLIE, KIM KARDASHIAN: HOLLYWOOD, BRITNEY SPEARS: AMERICAN DREAM, and SNIPER X WITH JASON STATHAM on the App Store, Google Play, Amazon Appstore, Facebook, Mac App Store, and Windows Phone. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers globally. Founded in 2001, Glu is headquartered in San Francisco with U.S. offices outside Seattle and in San Mateo, Portland and Long Beach, and international locations in Canada, China, India, Japan, and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com.

For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at www.facebook.com/glumobile.

CONTRACT KILLER, COOKING DASH, DASH, DEER HUNTER, DINER DASH, DINO HUNTER: DEADLY SHORES, ETERNITY WARRIORS, FRONTLINE COMMANDO, RACING RIVALS, TAP SPORTS BASEBALL, TAP SPORTS FOOTBALL, SNIPER X, GLU, GLU MOBILE, and the 'g' character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	June 30,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$158,037	$180,542
Accounts receivable, net	14,340	17,956
Prepaid royalties	18,403	23,715
Prepaid expenses and other current assets	18,243	14,841
Total current assets	209,023	237,054

Property and equipment, net	4,777	5,447
Restricted cash	1,162	1,498
Long-term prepaid royalties	57,552	46,944
Other long-term assets	3,889	1,386
Intangible assets, net	18,106	22,767
Goodwill	87,860	87,890
Total assets	$382,369	$402,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$9,165	$9,386
Accrued liabilities	1,589	1,654
Accrued compensation	7,998	7,100
Accrued royalties and license fees	8,442	21,032
Accrued restructuring	970	342
Deferred revenue	33,238	31,112
Total current liabilities	61,402	70,626
Long-term accrued royalties	33,309	24,347
Other long-term liabilities	1,357	1,585
Total liabilities	96,068	96,558

Common stock	13	13
Additional paid-in capital	564,733	557,748
Accumulated other comprehensive loss	(699)	(85)
Accumulated deficit	(277,746)	(251,248)
Stockholders' equity	286,301	306,428
Total liabilities and stockholders' equity	$382,369	$402,986

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Revenue	$48,363	$56,150	$102,892	$125,620

Cost of revenue:
Platform commissions, royalties and other	18,639	21,320	39,002	47,630
Amortization of intangible assets	2,336	2,434	4,660	4,868
Total cost of revenue	20,975	23,754	43,662	52,498
Gross profit	27,388	32,396	59,230	73,122

Operating expenses:
Research and development	20,721	18,308	41,033	36,551
Sales and marketing	10,935	12,771	23,559	25,209
General and administrative	7,096	7,429	15,081	14,835
Amortization of intangible assets	-	32	-	159
Restructuring charge	2,116	-	2,221	-
Total operating expenses	40,868	38,540	81,894	76,754

Loss from operations	(13,480)	(6,144)	(22,664)	(3,632)

Interest and other expense, net:
Interest income	25	12	45	18
Other expense	(4,478)	(186)	(4,030)	(476)
Interest and other (expense), net	(4,453)	(174)	(3,985)	(458)

Loss before income taxes	(17,933)	(6,318)	(26,649)	(4,090)
Income tax benefit/(provision)	(16)	809	151	(295)
Net loss	$(17,949)	$(5,509)	$(26,498)	$(4,385)

Net loss per share - basic and diluted	$(0.14)	$(0.05)	$(0.20)	$(0.04)

Weighted average common shares outstanding - basic and diluted	131,198	116,169	130,185	110,019

Stock-based compensation expense included in:
Research and development	$837	$836	$2,031	$1,596
Sales and marketing	191	282	483	500
General and administrative	1,933	1,914	3,992	3,065
Total stock-based compensation expense	$2,961	$3,032	$6,506	$5,161

Glu Mobile Inc.
GAAP to Adjusted Results Reconciliation
(in thousands, except per share data)
(unaudited)
	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2015	2015	2015	2015	2016	2016

GAAP gross profit	40,726	32,396	33,445	35,596	31,841	27,388
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)	2,575
Amortization of intangible assets in cost of revenue	2,434	2,434	2,360	2,325	2,324	2,336
Non-cash warrant benefit / (expense)	93	135	1,896	(116)	9	(32)
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)	(348)
Adjusted gross profit	39,049	35,973	38,095	36,167	32,968	31,919

GAAP operating expense	38,214	38,540	33,056	38,654	41,026	40,868
Stock-based compensation	(2,129)	(3,032)	(3,056)	(3,469)	(3,545)	(2,961)
Amortization of intangible assets in cost of revenue	(127)	(32)	(31)	(11)	-	-
Litigation costs and settlement proceeds	-	(476)	390	-	-	-
Transitional costs	(72)	-	-	-	-	-
Restructuring charge	-	-	-	(1,075)	(106)	(2,116)
Adjusted operating expense	35,886	35,000	30,359	34,099	37,375	35,791

GAAP operating income/(loss)	2,512	(6,144)	389	(3,058)	(9,185)	(13,480)
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)	2,575
Amortization of intangible assets in cost of revenue	2,434	2,434	2,360	2,325	2,324	2,336
Non-cash warrant benefit /(expense)	93	135	1,896	(116)	9	(32)
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)	(348)
Stock-based compensation	2,129	3,032	3,056	3,469	3,545	2,961
Amortization of intangible assets in operating expenses	127	32	31	11	-	-
Transitional costs	72	-	-	-	-	-
Litigation costs and settlement proceeds	-	476	(390)	-	-	-
Restructuring charge	-	-	-	1,075	106	2,116
Adjusted operating income/(loss)	3,163	973	7,736	2,068	(4,407)	(3,872)

GAAP net income/(loss)	1,124	(5,509)	158	(2,958)	(8,550)	(17,949)
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)	2,575
Amortization of intangible assets in cost of revenue	2,434	2,434	2,360	2,325	2,324	2,336
Non-cash warrant benefit /(expense)	93	135	1,896	(116)	9	(32)
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)	(348)
Stock-based compensation	2,129	3,032	3,056	3,469	3,545	2,961
Amortization of intangible assets in operating expenses	127	32	31	11	-	-
Transitional costs	72	-	-	-	-	-
Litigation costs and settlement proceeds	-	476	(390)	-	-	-
Restructuring charge	-	-	-	1,075	106	2,116
Change in fair value of strategic investments	-	-	-	-	(300)	4,660
Foreign currency exchange (gain)/loss	290	186	167	149	(148)	(182)
Adjusted net income/(loss)	$2,065	$1,794	$7,672	$2,317	$(4,220)	$(3,863)

Reconciliation of net income/(loss) and net income/(loss) per share:
GAAP net income/(loss) per share - basic	$0.01	$(0.05)	$0.00	$(0.02)	$(0.07)	$(0.14)
GAAP net income/(loss) per share - diluted	$0.01	$(0.05)	$0.00	$(0.02)	$(0.07)	$(0.14)
Adjusted net income/(loss) per share - basic	$0.02	$0.02	$0.06	$0.02	$(0.03)	$(0.03)
Adjusted net income/(loss) per share - diluted	$0.02	$0.01	$0.06	$0.02	$(0.03)	$(0.03)
Shares used in computing adjusted basic net income/(loss) per share	103,869	116,169	127,287	127,775	129,171	131,198
Shares used in computing adjusted diluted net income/(loss) per share	107,851	122,538	131,486	129,381	129,171	131,198

Adjusted operating expense break-out:
GAAP research and development expense	$18,243	$18,308	$16,304	$20,001	$20,312	$20,721
Stock-based compensation	(760)	(836)	(868)	(1,099)	(1,194)	(837)
Adjusted research and development expense	17,483	17,472	15,436	18,902	19,118	19,884

GAAP sales and marketing expense	12,438	12,771	12,302	10,729	12,624	10,935
Stock-based compensation	(218)	(282)	(277)	(305)	(292)	(191)
Adjusted sales and marketing expense	12,220	12,489	12,025	10,424	12,332	10,744

GAAP general & administrative expense	7,406	7,429	4,419	6,838	7,984	7,096
Transitional costs	(72)	-	-	-	-	-
Stock-based compensation	(1,151)	(1,914)	(1,911)	(2,065)	(2,059)	(1,933)
Litigation costs	-	(476)	390	-	-	-
Adjusted general and administrative expense	$6,183	$5,039	$2,898	$4,773	$5,925	$5,163

Glu Mobile Inc.
Adjusted EBITDA
(in thousands)
(unaudited)
	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2015	2015	2015	2015	2016	2016

GAAP net income/(loss)	$1,124	$(5,509)	$158	$(2,958)	$(8,550)	$(17,949)
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)	2,575
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)	(348)
Non-cash warrant expense / (benefit)	93	135	1,896	(116)	9	(32)
Amortization of intangible assets	2,561	2,466	2,391	2,336	2,324	2,336
Depreciation	706	732	718	706	656	720
Stock-based compensation	2,129	3,032	3,056	3,469	3,545	2,961
Transitional costs	72	-	-	-	-	-
Litigation costs and settlement proceeds	-	476	(390)	-	-	-
Restructuring charge	-	-	-	1,075	106	2,116
Foreign currency exchange (gain)/loss	290	186	167	149	(148)	(182)
Change in fair value of strategic investments	-	-	-	-	(300)	4,660
Interest and other expense	(6)	(12)	(15)	(15)	(21)	(25)
Income tax provision/(benefit)	1,104	(809)	79	(234)	(166)	16
Total Adjusted EBITDA	$3,869	$1,705	$8,454	$2,774	$(3,751)	$(3,152)

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Revenue and Deferred Cost of Revenue. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize the revenue and any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred revenue and deferred cost of revenue related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred revenue and deferred cost of revenue from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Non-cash Warrant Expense. In the first and second quarters of 2016 and the full year of 2015, Glu recorded a non-cash charge related to the vesting of warrants to purchase shares of common stock issued to brand holders as part of third party licensing, development and publishing arrangements. These charges were computed using the Black-Scholes valuation model and were recorded in cost of revenue. When evaluating the performance of its consolidated results, Glu does not consider non-cash warrant expense as it places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with the vesting of any warrants. As the non-cash warrant expense impacts comparability from period to period Glu believes that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Stock-Based Compensation Expense. Glu applies the fair value provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first and second quarters of 2016 and the fourth quarter of 2015 and recorded cash restructuring charges due to the termination of certain employees in Asia and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, Glu recorded restructuring charges upon exiting portions of certain facilities in Asia and the U.S. in the second quarter of 2016. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Litigation Settlement Proceeds and Costs. These proceeds and expenses consist primarily of one-time settlement payments received from, and legal fees incurred in connection with, intellectual property infringement matters. Glu has treated the settlement proceeds as a multiple element arrangement and has allocated a significant portion of the proceeds to revenue as deemed royalty revenue for the settlement of past infringement. The residual proceeds have been allocated to contra general and administrative expenses and offset legal fees incurred. Glu excludes these proceeds and costs from its non-GAAP measures as these proceeds and costs are isolated, unpredictable and not expected to recur regularly, and Glu believes that these proceeds and costs have no direct correlation to the operation of its ongoing core business.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu has incurred various costs related to the acquisition and integration of PlayFirst and Cie Games into Glu’s operations. Glu recorded these acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Change in Fair Value of Strategic Investments. From time to time, Glu makes strategic investments. Glu’s management excludes the impact of any losses and gains on such investments when evaluating Glu’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, Glu believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Foreign Currency Exchange Gains and Losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these gains and losses, and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu excludes foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare Glu’s core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2015 and the first and second quarters of 2016 were as follows (in thousands):

March 31, 2015	$(290)
June 30, 2015	(186)
September 30, 2015	(167)
December 31, 2015	(149)
FY 2015	$(792)

March 31, 2016	$148
June 30, 2016	182
FY 2016	$330

CONTACT:
Investor Relations:
ICR, Inc.
Seth Potter, 646-277-1230
ir@glu.com